EXHIBIT 99.1





FOR IMMEDIATE RELEASE
---------------------                             Contact:
Thursday, November 3, 2005                        John F. Rebele
                                                  Senior Vice President
                                                  Chief Financial Officer and
                                                  Chief Administrative Officer
                                                  Building Materials
                                                  Corporation of America
                                                  (973) 628-4038


               BUILDING MATERIALS CORPORATION OF AMERICA ANNOUNCES
               ---------------------------------------------------
                         THIRD QUARTER OPERATING RESULTS
                         -------------------------------


           Building Materials Corporation of America ("BMCA" or "the Company") announced today third quarter of 2005 net income of $21.0 million compared to net income of $17.1 million in the third quarter of 2004. The increase in third quarter of 2005 net income was primarily attributable to higher operating income, together with lower interest expense and lower other expenses.

           Operating income in the third quarter of 2005 was $49.5 million compared to $47.4 million in the third quarter of 2004. Operating income in the third quarter of 2005 was positively affected by increased net sales of residential roofing products primarily resulting from higher average selling prices, partially offset by higher raw material costs, including asphalt, higher selling, general and administrative expenses mostly due to higher distribution costs, primarily resulting from a rise in fuel prices, and slightly lower net sales of commercial roofing products.

           Net sales for the third quarter of 2005 reached $496.3 million, a 5.9% increase over third quarter of 2004 net sales of $468.7 million, with the increase due to higher net sales of residential roofing products primarily resulting from higher average selling prices, partially offset by a slight decline in net sales of commercial roofing products.

                                  -continued-

           Interest expense for the third quarter of 2005 decreased to $15.0 million from $18.2 million for the third quarter of 2004, primarily due to lower average borrowings, partially offset by a slightly higher average interest rate. Other expense, net was $0.6 million for the third quarter of 2005 compared with $2.0 million for the third quarter of 2004.

                       FIRST NINE MONTHS OPERATING RESULTS
                       -----------------------------------

           For the first nine months of 2005, BMCA announced net income of $52.4 million compared to net income of $46.5 million in the first nine months of 2004. The increase in the first nine months of 2005 net income was primarily attributable to higher operating income, together with lower other expenses, partially offset by slightly higher interest expense.

           Operating income for the first nine months of 2005 was $135.8 million compared to $125.6 million for the first nine months of 2004. Operating income for the first nine months of 2005 was positively affected by increased net sales primarily resulting from higher average selling prices and higher unit volumes of both residential and commercial roofing products. Partially offsetting these improvements in operating results were higher raw material costs, including asphalt and other crude based raw materials, and higher selling, general and administrative expenses mostly due to higher distribution costs, primarily resulting from higher sales volume and a rise in fuel prices.


                                  -continued-

           Net sales for the first nine months of 2005 reached $1,472.8 million, a 12.2% increase over the first nine months of 2004 net sales of $1,312.3 million, with the increase primarily due to higher average selling prices and higher unit volumes of both residential and commercial roofing products.

           Interest expense for the first nine months of 2005 increased to $47.5 million from $46.9 million for the first nine months of 2004, primarily due to a higher average interest rate. Other expense, net was $3.8 million for the first nine months of 2005 compared with $4.6 million for the first nine months of 2004.

                                  OTHER MATTERS
                                  -------------

           At October 2, 2005, cash and cash equivalents amounting to $9.5 million was on hand and long-term debt including current maturities was $631.8 million, including $95.0 million outstanding under the Company's $350 million senior secured revolving credit facility.


                                     * * * *



                                  -continued-

           Building Materials Corporation of America, which operates under the name of GAF Materials Corporation, is an indirect subsidiary of G-I Holdings Inc., with annual sales in 2004 approximating $1.8 billion, and is North America's largest manufacturer of residential and commercial roofing products and specialty building products.



           This press release contains "forward looking statements" within the meaning of the federal securities laws with respect to the Company's financial results and future operations and, as such, concerns matters that are not historical facts. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in such statements. Important factors that could cause such differences are discussed in the Company's filings with the U.S. Securities and Exchange Commission and are incorporated herein by reference.









                                  -continued-

                                                                BUILDING MATERIALS CORPORATION OF AMERICA
                                                                    SALES AND EARNINGS DATA (Unaudited)
                                                                        (Dollars in millions)

------------------------------------------------------------------------------------------------------------------------------------
                                                         THIRD QUARTER ENDED                       NINE MONTHS ENDED
                                                         -------------------                       -----------------
                                                  OCT. 2, 2005        OCT. 3, 2004         OCT. 2, 2005      OCT. 3, 2004
                                                  ------------        ------------         ------------      ------------

Net sales                                          $   496.3           $   468.7           $ 1,472.8           $ 1,312.3
                                                   ----------          ----------          ----------          ----------

Costs and expenses, net: (1)
   Cost of products sold                               342.2               319.4             1,019.5               900.2
   Selling, general and administrative                 104.6               101.9               317.5               286.5
                                                   ----------          ----------          ----------          ----------

Total costs and expenses, net                          446.8               421.3             1,337.0             1,186.7
                                                   ----------          ----------          ----------          ----------

Operating income                                        49.5                47.4               135.8               125.6

Interest expense                                       (15.0)              (18.2)              (47.5)              (46.9)
Other expense, net                                      (0.6)               (2.0)               (3.8)               (4.6)
                                                   ----------          ----------          ----------          ----------
Income before income taxes                              33.9                27.2                84.5                74.1

Income tax expense                                     (12.9)              (10.1)              (32.1)              (27.6)
                                                   ----------          ----------          ----------          ----------

Net income                                         $    21.0           $    17.1           $    52.4           $    46.5
                                                   ==========          ==========          ==========          ==========

------------------------------------------------------------------------------------------------------------------------------------

(1) For the three and nine month periods ended October 2, 2005 and October 3, 2004, depreciation and amortization amounted to $12.0, $11.8, $35.2 and $33.8 million, respectively.